UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007 (May 14, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 14, 2007, the Compensation Committee of the Board of Directors of Bob Evans Farms, Inc. (the “Company”) approved the following forms of award agreements (collectively, the “Award Agreements”) to be used for awards granted under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan:
•	Restricted Stock Award Agreement (For Employees – Performance Incentive Plan);

•	Restricted Stock Award Agreement (For Non-Employee Directors);

•	Whole Share Award Agreement (For Employees – General);

•	Whole Share Award Agreement (For Employees – Performance Incentive Plan); and

•	Whole Share Award Agreement (For Non-Employee Directors).
     Copies of the Award Agreements are attached hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference.
     On May 15, 2007, the Compensation Committee also approved a change to the Company’s Performance Incentive Plan. As disclosed in the Company’s previous filings, participants in the Performance Incentive Plan are allocated into two tiers. Tier 1 participants were to receive their Performance Incentive Plan awards in the form of 25% stock options and 75% restricted stock (with three-year time based vesting) while Tier 2 participants were to receive their Performance Incentive Plan awards in the form of 50% cash and 50% restricted stock (with three-year time based vesting). The Compensation Committee determined that all Performance Incentive Plan participants who are eligible to retire (as determined in accordance with the Company’s 2006 Equity and Cash Incentive Plan and the applicable award agreement) will receive whole shares in lieu of the restricted stock they would have otherwise received under the Performance Incentive Plan. The reason for the change relates to the tax impact of restricted stock awards on participants who are eligible to retire. The change will be effective beginning with Performance Incentive Plan awards that will be granted in June 2007 (with respect to performance during the Company’s 2007 fiscal year which ended on April 27, 2007).
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On May 15, 2007, the Board of Directors of the Company adopted numerous amendments to the Bob Evans Farms, Inc. Code of Conduct (the “Code”). These amendments were adopted as part of the Company’s periodic review of the Code. While many of the amendments were non-substantive, several new items were added, including diversity, safety and product quality, truthfulness in advertising, corporate opportunity, use of Company assets, confidentiality of information, insider trading and political activity. Additionally, several areas were expanded or clarified, including compliance with the Code, how potential violations are investigated and how waivers are handled. The Code applies to the Company’s principal executive officer, principal financial officer and principal accounting officer, as well as the Company’s directors and employees. The amendments to the Code were effective on May 15, 2007.
     The foregoing description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the amended Code, a copy of which is attached as Exhibit 14 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
     On May 15, 2007, the Company issued a news release announcing that its Board of Directors had declared a quarterly dividend of 14 cents ($0.14) per share on the Company’s outstanding common stock ($.01 par value). A revised copy of the news release was issued on May 16, 2007 to correct the record date of the dividend. The dividend is payable June 1, 2007, to stockholders of record at the close of business on May 25, 2007. A copy of the corrected news release is attached as Exhibit 99 hereto and is incorporated herein by reference.
Item 8.01 Other Events.
     On May 15, 2007, the Company issued a news release announcing that its Board of Directors has authorized a stock repurchase program. A corrected copy of the news release was issued on May 16, 2007. The program covers the repurchase of up to 3 million shares of Company common stock during fiscal 2008, which runs through April 2008. The shares may be purchased from time to time on the open market or through privately negotiated transactions, depending on market conditions. A copy of the news release is attached as Exhibit 99 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Shell Company Transactions – Not Applicable

(d)	Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Restricted Stock Award Agreement (For Employees – Performance Incentive Plan)

10.2	Restricted Stock Award Agreement (For Non-Employee Directors)

10.3	Whole Share Award Agreement (For Employees – General)

10.4	Whole Share Award Agreement (For Employees – Performance Incentive Plan)

10.5	Whole Share Award Agreement (For Non-Employee Directors)

14	Bob Evans Farms, Inc. Code of Conduct

99	News Release of Bob Evans Farms, Inc. dated May 15, 2007, and corrected on May 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: May 17, 2007	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President and General Counsel

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 17, 2007

Exhibit No.	Description
10.1	Restricted Stock Award Agreement (For Employees – Performance Incentive Plan)

10.2	Restricted Stock Award Agreement (For Non-Employee Directors)

10.3	Whole Share Award Agreement (For Employees – General)

10.4	Whole Share Award Agreement (For Employees – Performance Incentive Plan)

10.5	Whole Share Award Agreement (For Non-Employee Directors)

14	Bob Evans Farms, Inc. Code of Conduct

99	News Release of Bob Evans Farms, Inc. dated May 15, 2007, and corrected on May 16, 2007